EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Life Insurance Segment
Security National Life Insurance Company
Reppond Holding Company
First Guaranty Insurance Company
Kilpatrick Life Insurance Company
Kilpatrick Financial, Inc.
Southern Security Life Insurance Company, Inc.
Trans-Western Life Insurance Company
SN Farmington LLC
434 Holdings LLC
5300 Development LLC
Ascension 433 LLC
SN Diamond LLC
Security National Real Estate Services, Inc. dba Security National Commercial Capital
Marketing Source Center, Inc. dba Security National Travel Services
SNFC Subsidiary, LLC
American Funeral Financial, LLC
FFC Acquisition Co., LLC dba Funeral Funding Center
Canadian Funeral Financial, LLC
Mortician’s Choice, LLC
C & J Financial, LLC
Beta Capital Corp.
Beneficiary Advance LLC
MFF Capital LLC
SNCH Venture LLC
SNW-HAFB LLC
SNH Investments LLC
SNHV Properties LLC
SNVH Development LLC
SNMA Properties LLC
SNA-Venture LLC, SNA-MB LLC, SNA-SE LLC, SNA-SW LLC, SNA-MV LLC, SNA-TM LLC, SNA-TR2 LLC

Mortgage Segment
SecurityNational Mortgage Company
EverLEND Mortgage Company
SN Sunset LLC
SN-TLV LLC

Cemetery/Mortuary Segment
California Memorial Estates, Inc. dba Singing Hills Memorial Park
Holladay Memorial Park, Inc.
Cottonwood Mortuary, Inc.
Deseret Memorial, Inc.
Holladay Cottonwood Memorial Foundation
Memorial Estates, Inc.
SN Silver Creek LLC
Memorial Mortuary, Inc.
Affordable Funerals and Cremations of America, Inc.
SN Probst LLC
SN-Holbrook LLC
SN-Rivera LLC, SNR-LA LLC, SNR-Taos LLC, SNR-SF Cemetery LLC, SNR-SF Mortuary LLC, SNR-Espanola LLC